                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all reference to our firm) included in or made a part of the Registration Statement on Form S-1 registering 2,000,000 shares of Class A Common Stock (2,300,000 if the over-allotment option is exercised in full).

/s/ Arthur Andersen LLP


New York, New York
July 13, 1998